EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

        VSB Bancorp, Inc. Announces Acceleration of Stock Option Vesting


Contact Name:
Ralph M. Branca
Executive Vice President
(718) 979-1100

Staten Island, New York, December 23, 2005 - VSB Bancorp, Inc. (the "Company") announced today that its stock option committee and the full Board of Directors approved the accelerated vesting of all currently outstanding unvested stock options ("Options") to purchase shares of common stock of the Company. By accelerating the vesting of these Options, the Company estimates that approximately $169,000 of future compensation expense, net of taxes, will be eliminated.

Options to purchase 53,499 shares of the Company's common stock, which would otherwise have vested from time to time over the next four years, became immediately exercisable as a result of this action. The number of shares and exercise prices of the Options subject to the acceleration are unchanged. The remaining terms for each of the Options granted remain the same. The acceleration is effective as of December 13, 2005. The acceleration will not have the effect of changing the status of any option for federal income tax purposes from an incentive stock option to a non-qualified stock option.

The accelerated Options included 8,000 Options held by executive officers, 28,000 Options held by non-employee directors and 17,499 Options held by other employees. The Company's closing stock price was $20.25 per share on the date of accelerated vesting and the weighted average exercise price of the accelerated options is $21.18.

The decision to accelerate the vesting of these options, which the Company believes is in the best interest of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006.

Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), it will report compensation expense related to the affected options for disclosure purposes only in its fourth quarter 2005 financial statements.

About VSB Bancorp, Inc.

The Company is a holding company that owns all of the capital stock of Victory State Bank, a New York chartered commercial bank that conducts business from its main office and four branches located in Staten Island, New York. Two additional branches in Staten Island are expected to be opened in 2006.
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This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.

The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.